PROMISSORY NOTE

$10,000.00	October 1, 2014

FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS ACKNOWLEDGED, Clearwater Ventures Inc. ("Maker") hereby promises to pay to the order of CC Fund LLC ("Holder") at Las Vegas, Nevada, or at such other place as Holder shall designate, the sum of ten thousand United States Dollars ($10,000.00) with interest at the rate of six percent (6.0%) per annum until paid.

All accrued interest and principal shall be due and payable at the sooner of (i) ninety days from written demand by Holder delivered via first class US mail to the address below, or (ii) two years from the date of this Note.

If not so paid and at the option of Holder, or its assigns, all principal and interest, shall become immediately due and payable without notice.

This Note may be prepaid, in whole or in part, at any time and without penalty.

Interest shall be computed on the basis of a 365-day year or 366-day year as applicable, and actual days lapsed. Maker shall have the privilege of prepaying the principal under this Note in whole or in part, without penalty or premium at any time. All payments hereunder shall be applied first to interest, then to principal.

All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note. Any such action taken by Holder shall not discharge the liability of any party to this Note.

This Note shall be governed by and construed in accordance with the laws of the state of Nevada without regard to conflict of law principles. Maker shall also pay Holder any and all costs of collection incurred in connection with this Note, including court costs and reasonable attorney’s fees.

MAKER /s/ Tuston Brown Clearwater Ventures, Inc. 8174 Las Vegas Blvd S., Ste 109 Las Vegas, NV 89123 By: Tuston Brown Its: President